Exhibit 10.16

ACKNOWLEDGEMENT

Deep Green Waste and Recycling, Inc. a Wyoming corporation (the “Company”), acknowledges the foregoing Assignment Agreement dated March 6, 2020 (the “Agreement”), between Armada Capital Partners, LLC (the “Assignee”) and Sylios Corp (as “Assignor”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

As a material inducement to the Assignee to enter into the Agreement the Company makes the following representations and warranties to the Assignee.

1. Consent. The Company consents to the Assignor’s sale, assignment, conveyance, and transfer of the Assigned Interests to the Assignee provided for therein. The Company agrees acknowledges that upon the Closing the Assignee shall be the holder of the Note and the Warrant as well as the successor to all of the Assignor’s rights under the SPA and RRA. The Company will include the Assignee in place of the Assignor in the registration statement to be filed pursuant to the RRA.

2. Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. Defenses. The Company hereby represents and warrants that there are no defenses to its obligations under the Note and the documents delivered together therewith or related thereto. The Company acknowledges that the full-face amount of the Note plus all accrued interest is owed on the Note. The Assigned Interests are in force and effect and the Company has no defenses to any of the right being assigned in the Agreement.

4. Assignor Status. The Assignor is not now and has not been for the previous three (3) months an affiliate or control person of the Company.

5. Tacking. The Assignee’s holding period of the Note, Warrants and the securities issuable to the Assignee in exchange for the Note and Warrants shall tack back for Rule 144 purposes to the initial issue date of the Note and Warrant.

6. Execution. This Acknowledgement may be executed and delivered by electronic execution and delivery.

Deep Green Waste and Recycling, Inc.

/s/ Lloyd Spencer
By:	Lloyd Spencer
Its:	President